EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Andrew Batinovich, President and CEO
Stephen R. Saul, Executive Vice President and CFO
Phone: 650.343.9300 Fax: 650.343.7438
www.glenborough.com - shareholderservices@glenborough.com

GLENBOROUGH REPORTS THIRD QUARTER 2005 RESULTS

SAN MATEO, CALIFORNIA, October 26, 2005 — Glenborough Realty Trust (NYSE: GLB, GLB PrA) reported the following results for the third quarter ended September 30, 2005:

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS For the third quarter of 2005, the Company had net income available to common stockholders of $26.8 million, or $0.74 per diluted common share, as compared with $0.4 million or $0.01 per share for the third quarter of 2004. The third quarter of 2005 included a $27.6 million gain on sale, or $0.77 per diluted common share, as compared with a $0.7 million gain on sale, or $0.02 per diluted common share, for the third quarter of 2004. Year-to-date 2005, the Company had a net loss available to common stockholders of ($6.0) million or ($0.17) per diluted common share as compared with net income available to common stockholders of $8.4 million or $0.27 per diluted common share for the same period in 2004.

FUNDS FROM OPERATIONS (FFO) For the third quarter of 2005, FFO was $15.7 million or $0.40 per diluted common share. In comparison, the third quarter 2004 FFO was $15.5 million or $0.44 per diluted common share. Included in the third quarter of 2005 were impairment charges of approximately $1.0 million; the reversal of a prior impairment charge of approximately $1.3 million and charges of approximately $0.2 million related to losses on early extinguishment of debt. Excluding these items, FFO for the third quarter of 2005 was $15.5 million or $0.40 per diluted common share. Included in the third quarter of 2004 were charges of approximately $2.0 million, or $0.06 per diluted common share, related to losses on early extinguishment of debt. Excluding these charges, FFO for the third quarter of 2004 was $17.5 million, or $0.50 per diluted common share.

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Year-to-date 2005, FFO was ($16.9) million, or ($0.43) per diluted common share, as compared with $43.2 million, or $1.25 per diluted common share, for the same period in 2004. Included in 2005 are impairment charges of approximately $59.2 million, or $1.51 per diluted common share; the reversal of a prior impairment charge of approximately $1.3 million, or $0.03 per diluted common share; charges of approximately $3.3 million, or $0.08 per diluted common share, related to losses on early extinguishment of debt; and charges of approximately $5.9 million, or $0.15 per diluted common share, associated with the redemption of preferred stock. Excluding these items, FFO was $50.2 million, or $1.28 per diluted common share and does not include gains on sale of $54.2 million. Included in year-to-date 2004 FFO were charges of approximately $2.0 million, or $0.06 per diluted common share, related to losses on early extinguishment of debt and charges of approximately $8.0 million, or $0.23 per diluted common share, associated with the redemption of preferred stock. Excluding these charges, FFO was $53.2 million, or $1.54 per diluted common share.

PROPERTY DISPOSITIONS

In the third quarter, the Company sold four properties for a total consideration of $77.7 million and recognized gains on sale of $27.6 million. Subsequent to quarter end, the Company sold two assets for total consideration of $41.3 million. Through the date of this release, the Company has sold 13 assets for total consideration of $245 million with gains on sale of $66.3 million (including the two assets sold subsequent to the end of the quarter).

PROPERTY ACQUISITIONS

The Company acquired Capitol Place III in Washington, D.C. Capitol Place III consists of a 12-story, Class “A” office building totaling 212,779 square feet, located in Washington, D.C.’s Capitol Hill submarket. The building is three blocks from the U. S. Capitol building, one block from Union Station, and is part of Capitol Place, one of the largest projects in the District of Columbia. Capitol Place is a one million square foot mixed-use project, located on nearly an entire city block bounded by New Jersey Avenue, F Street, and First Street, N.W. The Capitol Place project is composed of four buildings – three office buildings and a full service, 264-room Washington Court Hotel-situated around a central atrium.

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The Company also acquired 33 New Montgomery a 20-story, Class “A” office tower located in the San Francisco Financial District. The building, totaling 241,794 rentable square feet, is located at the corner of Market and New Montgomery streets adjacent to the Montgomery Street BART Station offering exceptional access to San Francisco’s multi-modal transportation system. The building is also located within two blocks of the Transbay Terminal. Additionally the property is located within  1/2 mile of Interstate 80 and Highway 101 offering access to the East Bay, Oakland and the Peninsula.

Andrew Batinovich, President and CEO commented, “We are expecting another $150 million in dispositions over the next two quarters which will complete the portfolio realignment out of the mid-west which we announced earlier this year. Pricing on the dispositions has been stronger than we anticipated. The acquisition environment continues to be challenging, but we intend to redeploy the capital from our dispositions effort either into new assets in our core markets directly or through joint ventures and/or repurchasing our stock”.

PORTFOLIO PERFORMANCE

Overall portfolio occupancy increased from 88.3% to 89.9% during the third quarter. Same store office net operating income declined by 2.4% as compared with the third quarter of 2004. The Company’s largest markets are Washington, D.C. (26% of net operating income), Southern California (19%), Northern New Jersey (13%), Boston (10%) and San Francisco (9%). Additional details on the portfolio can be found in the Company’s Supplemental Report which is available at www.glenborough.com.

BALANCE SHEET, OPERATING RATIOS, STOCK REPURCHASE

At quarter-end, Glenborough had $864.7 million of debt with a 51% ratio of debt to total market capitalization. Fixed rate debt comprises 84% of all debt outstanding at quarter-end. Subsequent to quarter end, the Company repurchased 946,600 common shares at an average price of $18.79 per share.

DIVIDENDS

On September 15th, the Board of Directors declared a dividend of $0.35 per share of common stock for the third quarter of 2005. This dividend was paid on October 14, 2005 to stockholders of record on October 1, 2005. Additionally, the Board of Directors declared a dividend of $0.484375 per share on

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the Company’s 7.75% Series A Convertible Preferred Stock. This dividend was paid on October 14, 2005 to stockholders of record on September 23, 2005 and represented an annualized dividend of $1.9375 per share of Preferred Stock.

CONFERENCE CALL

Glenborough will host a conference call to discuss these matters on Wednesday, October 26th, 2005 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-946-0719, confirmation number 3183740 preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Friday, October 28th 2005 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 3183740.

Glenborough is a REIT which is focused on owning high quality, multi-tenant office properties concentrated in Washington D.C., Southern California, Northern New Jersey, Boston and Northern California. The Company has a portfolio of 55 properties encompassing approximately 10 million square feet as of September 30, 2005.

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SUMMARY FINANCIAL DATA

(unaudited; in thousands, except per share data)

	QUARTER ENDED		YEAR TO DATE
	SEP 30 05	SEP 30 04	SEP 30 05	SEP 30 04
				(As restated)
Net income	$28,609	$3,719	$5,299	$26,293
Net income (loss) available to Common Stockholders	26,797	410	(6,041)	8,366
Funds from operations (FFO)	15,651	15,519	(16,892)	43,160

Per diluted common share
Net income (loss) available to Common Stockholders	$0.74	$0.01	$(0.17)	$0.27
Funds from operations (FFO)	0.40	0.44	(0.43)	1.25

Dividends declared per common share outstanding	$0.35	$0.35	$1.05	$1.05

Payout ratio
Dividend payout ratio (FFO)	87.5%	79.5%	N/A	84.0%

Excluding One-Time Charges
Funds from operations (FFO)	$0.40	$0.50	$1.28	$1.54
Dividend payout ratio (FFO)	87.5%	70.0%	82.0%	68.2%

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Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sep 30 ‘05	Sep 30 ‘04	Sep 30 ‘05	Sep 30 ‘04
				(As restated)
Operating Revenue
Rental revenue	$40,490	$36,512	$116,967	$107,677
Fees and reimbursements, including from related parties	849	757	3,302	2,618

Total operating revenue	41,339	37,269	120,269	110,295

Operating Expenses
Property operating expenses	13,891	11,614	39,563	35,013
General and administrative	3,424	3,006	10,634	9,176
Depreciation and amortization	13,458	11,671	37,796	33,589
Provision for impairment of real estate assets	62	—	5,160	—

Total operating expenses	30,835	26,291	93,153	77,778

Interest and other income	455	567	2,099	2,036
Equity in earnings of unconsolidated operating joint ventures	6	158	308	594
Interest expense	(10,895)	(8,330)	(29,317)	(24,216)
Loss on early extinguishment of debt	(127)	(1,950)	(688)	(2,035)

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	(57)	1,423	(482)	8,896
Minority interest (including share of discontinued operations)	(2,227)	(29)	500	(816)

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	(2,284)	1,394	18	8,080

Discontinued operations:
Net operating income	4,107	7,056	13,950	22,916
General and administrative	—	(20)	—	(32)
Depreciation and amortization	(935)	(4,304)	(6,545)	(13,241)
Provision for impairment of real estate assets	(946)	—	(54,085)	—
Reversal of provision for impairment of real estate assets	1,331	—	1,331	—
Interest expense	(216)	(1,110)	(1,039)	(3,749)
Loss on early extinguishment of debt	(65)	(40)	(2,577)	(40)
Gain on sales of real estate assets	27,617	743	54,246	13,271

Discontinued operations	30,893	2,325	5,281	19,125

Income before cumulative effect of change in accounting principle	28,609	3,719	5,299	27,205
Cumulative effect of change in accounting principle	—	—	—	(912)

Net income	28,609	3,719	5,299	26,293
Preferred dividends	(1,812)	(3,318)	(5,435)	(9,954)
Dividends paid on redeemed preferred stock	—	—	(596)	(2,073)
Premium and write-off of original issuance costs on preferred stock redemption	—	9	(5,309)	(5,900)

Net income (loss) available to Common Stockholders	$26,797	$410	$(6,041)	$8,366

Net income (loss) available to Common Stockholders per diluted common share	$0.74	$0.01	$(0.17)	$0.27

Diluted weighted average shares outstanding	36,003,636	31,682,728	35,915,389	31,084,557

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Reconciliation of Net Income (Loss) to FFO

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sep 30 ‘05	Sep 30 ‘04	Sep 30 ‘05	Sep 30 ‘04
				(As restated)
Net income	$28,609	$3,719	$5,299	$26,293
Cumulative effect of change in accounting principle	—	—	—	912
Real estate depreciation and amortization, net of minority interest	12,993	14,254	40,040	41,729
Preferred dividends	(1,812)	(3,318)	(5,435)	(9,954)
Dividends paid on redeemed preferred stock	—	—	(596)	(2,073)
Premium and write-off of original issuance costs on preferred stock redemption	—	9	(5,309)	(5,900)
Gain on sales from discontinued operations, net of minority interest	(25,506)	(677)	(50,093)	(12,091)
Adjustment to reflect FFO of unconsolidated operating joint ventures	178	178	535	536
Adjustment to reflect FFO of minority interest	1,189	1,354	(1,333)	3,708

Funds from operations available to Common Stockholders and OP Unitholders (FFO)	$15,651	$15,519	$(16,892)	$43,160

FFO per diluted common share	$0.40	$0.44	$(0.43)	$1.25

Diluted weighted average common shares and OP units outstanding for calculation of FFO	39,231,083	34,937,222	39,142,775	34,441,182

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Consolidated Balance Sheets

(unaudited, in thousands, except share amounts)

	September 30, 2005	December 31, 2004
		(As restated)
ASSETS
Rental properties, gross	$1,302,182	$1,367,310
Accumulated depreciation and amortization	(176,276)	(220,229)

Rental properties, net	1,125,906	1,147,081

Properties held for sale	118,102	57,327
Investments in land and development	135,941	147,435
Investments in unconsolidated operating joint ventures	11,889	12,014
Mortgage loans receivable	10,863	12,872
Leasing and financing costs (net of accumulated amortization of $15,977 and $17,856 as of September 30, 2005 and December 31, 2004, respectively)	25,181	24,403
Straight-line rent receivable (net of allowances of $0 and $528 as of September 30, 2005 and December 31, 2004, respectively)	15,697	15,764
Cash and cash equivalents	5,325	6,003
Other assets	21,963	10,202

TOTAL ASSETS	$1,470,867	$1,433,101

LIABILITIES
Mortgage loans	$818,317	$654,748
Unsecured bank line of credit	46,355	21,320
Accrued common and preferred stock dividends	14,493	15,931
Obligations associated with properties held for sale	2,428	43,300
Other liabilities	41,276	31,282

Total liabilities	922,869	766,581

MINORITY INTEREST	34,481	39,336

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 188,000,000 shares authorized, 36,231,166 and 36,033,126 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	36	36
Convertible preferred stock, $0.001 par value, 12,000,000 shares authorized, $25.00 liquidation preference, 3,740,277 and 6,850,325 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	4	7
Additional paid-in capital	800,170	870,622
Deferred compensation	(3,253)	(4,056)
Distributions in excess of accumulated earnings	(283,440)	(239,425)

Total stockholders’ equity	513,517	627,184

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,470,867	$1,433,101

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FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including Mr. Batinovich’s statement that the Company expects to dispose of an additional $150 million in assets in the next two quarters and that the Company intends to continue to acquire assets in its core markets and repurchase its own stock using proceeds from dispositions. Because these forward looking statements involve risk and uncertainty, there are important factors that could cause our actual results to differ materially from those stated or implied in the forward-looking statements. Those important factors include:

•	Our inability to locate suitable buyers for our listed assets who are ready, willing and able to close transactions at the sales price we anticipate;

•	Increased costs of financing cause a reduction in demand for commercial properties and therefore a reduction in the market value of the assets listed for sale;

•	Lower than expected retention of existing tenants negatively affects the value of the assets listed for sale;

•	Changes in market rental rates for office space negatively affect the value of the assets listed for sale;

•	Changes in market conditions render the repurchase of our stock imprudent;

•	Our inability to locate and acquire suitable property at reasonable prices in our core markets;

•	The failure of the economy to continue its expansion;

•	The failure of the office market to grow with a growing economy;

•	Downward changes in market rental rates for office space; and

•	The effect of any future impairment charges associated with asset disposition or market conditions.

Given these uncertainties, readers are cautioned not to place undue reliance on such statements. All forward-looking statements are based on information available to us on the date hereof and we assume no obligation to update or supplement any forward looking-statement. Additional information concerning factors that could cause results to differ can be found in our filings with the SEC including our report on Form 10-K for the year ended December 31, 2004 and our quarterly reports on Forms 10-Q for the periods ended March 31, 2005 and June 30, 2005.

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Funds from Operations, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

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